Exhibit 99.1

February 6, 2020

We are pleased to report earnings for your company for the fourth quarter and year ended December 31, 2019. Net income was $2.8 million and $10.6 million for the three and twelve months ended December 31, 2019, resulting in earnings per share of $0.61 and $2.38 for the same periods, respectively. This compares to our highest earnings recorded in the past of $8.4 million for the year ended 2017. The company’s return on average assets was 1.30% and return on average equity was 15.63% for the year ended December 31, 2019.

Total assets were $872.9 million as of December 31,2019, an increase of $67.6 million, or 8.4% for the year. Total loans were $678.7 million as of December 31, 2019, an increase of $32.4 million, or 5.0% for the year. The company’s investment portfolio increased from $74.0 million as of December 31, 2018 to $88.1 million as of December 31, 2019. Total deposits reached $744.0 million as of December 31, 2019, growth of $37.3 million, or 5.3%, compared to $706.8 million a year ago. The company had total capital of $71.8 million with a book value per share of $16.06 as of December 31, 2019 compared to $64.5 million and book value per share $14.44 as of December 31, 2018.

2019 was a year of investing in the future for your company. We have undertaken a strategy of growing through geographic expansion. Accordingly, we opened two branch offices in Chittenden County, Vermont during 2019. The first branch was in Jericho, Vermont. We had been considering an office in the Jericho/Underhill area for many years but had been unable to find a suitable location. When a location next to the Jericho Market became available we decided the time was right to make a move. The second branch we opened was in Williston, Vermont. We built a fairly substantial facility near Taft Corners that houses our new full-service branch as well as our Loan Center previously located in South Burlington in a leased facility. We have loan officers staffing both locations as we aim to build-upon our already successful lending efforts in Chittenden County as well as developing a deposit business there.

In addition to branch expansion, we have enhanced our ATM network through replacing some of our older machines as well as modifying some of our newer fleet to meet today’s feature and security standards. We have also deployed new personal computers and servers throughout our entire footprint, aiding our employees to remain efficient and to stay current with security standards.

A new initiative in 2019 was developing a Sustainability Committee made up of employees who have an interest in Environmental Sustainability. This group meets regularly to discuss ways our company can lighten our environmental footprint. Thus far we have installed solar electric panels on our new Jericho and Williston offices, and are in the process of retrofitting two other offices which are well-positioned for solar electric generation. Our outlook for 2020 calls for a flat interest rate environment with a continued positive economy. We are hoping for more snow and better conditions to support winter sports enthusiasts and the industry that caters to them, an important part of our local economy.

The Board of Directors also declared a cash dividend of $0.32 per share for the quarter, and increase of 3.2% from the cash dividend of $0.31 paid in recent prior quarters, payable February 6, 2020 to shareholders of record as of January 27, 2020.

Sincerely

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:

TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com

NASDAQ STOCK MARKET

Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 20 banking offices, two loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 127 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	DEC 31, 2019	DEC 31, 2018	DEC 31, 2019		DEC 31, 2018	DEC 31, 2019	DEC 31, 2018	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(12 months ended)
								Steven J. Bourgeois	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$5,405	$4,045	Interest Income	$9,294	$8,571	$36,002	$32,180
								Dawn D. Bugbee	John H. Steel - Secretary
								John M. Goodrich	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	45,729	33,244	Interest Expense	1,488	1,117	5,616	3,581	Nancy C. Putnam
			Net Interest Income	7,806	7,454	30,386	28,599	David S. Silverman
Interest Bearing Deposits in Banks	6,565	9,300						John H. Steel
			Provision for Loan Losses	425	150	775	450	Schuyler W. Sweet
Investment Securities	88,083	73,961	Net Interest Income After Provision for Loan Losses	7,381	7,304	29,611	28,149	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	7,442	2,899
			Trust Income	173	172	692	751	DIRECTORS
Loans, net	671,287	643,399	Noninterest Income	2,796	2,226	9,631	8,722	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(6,122)	(5,739)	Noninterest Expenses:					Joel S. Bourassa	Stanley T. Fillion - Northern NH
			Salaries & Wages	3,048	2,740	11,821	10,748	Steven J. Bourgeois	Rosemary H. Gingue - St. Johnsbury
Premises and Equipment, net	20,923	16,073	Pension Expense	—	4,123	—	4,631	Dawn D. Bugbee	John M. Goodrich - St. Johnsbury
			Employee Benefits	1,097	862	4,194	3,653	John M. Goodrich	Christopher M. Knapp - Northern NH
Accrued Interest & other Assets	33,600	28,155						Nancy C. Putnam	Coleen K. Kohaut - St. Albans
								David S. Silverman	Justin P. Lavely - St. Johnsbury
Total Assets	$872,912	$805,337	Occupancy Expense, net	519	378	1,806	1,447	John H. Steel	Daniel J. Luneau - St. Albans
								Schuyler W. Sweet	Mary K. Parent - St. Johnsbury
			Equipment Expense	711	560	2,475	2,134		Samuel H. Ruggiano - St. Albans
									Christine Sheley - Northern NH
									David S. Silverman - All
			Other Expenses	1,760	1,614	7,160	6,585		Schuyler W. Sweet - Northern NH
								Union Bank Offices (ATMs at all Branch Locations)
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2019	DEC 31, 2018	Total	7,135	10,277	27,456	29,198

			Income Before Taxes	3,215	(575)	12,478	8,424	VERMONT
Noninterest Bearing Deposits	$136,434	$132,971
								Berlin	1028 US Route 302	802.476.0061
Interest Bearing Deposits	458,940	444,722	Income Tax Expense	456	(139)	1,830	1,352	Danville	421 Route 2 East	802.684.2211
								Fairfax	Jct. Routes 104 & 128	802.849.2600
Time Deposits	148,653	129,077	Net income	$2,759	$(436)	$10,648	$7,072	Hardwick	103 VT Route 15 West	802.472.8100
								Jeffersonville	5062 VT Route 15	802.644.6600
Borrowed Funds	47,164	27,821	Earnings per share	$0.61	$(0.10)	$2.38	$1.58	Jericho	368 VT Route 15	802.899.7500
								Johnson	198 Lower Main Street	802.635.6600
Accrued Interest & Other Liabilities	9,878	6,255	Book Value Per Share			$16.06	$14.44	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Common Stock	9,897	9,888							65 Northgate Plaza	802.888.6860
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	1,124	894						St. Johnsbury	364 Railroad Street	802.748.3131
Retained Earnings									325 Portland Street	802.748.3121
	64,019	58,911						Stowe	47 Park Street	802.253.6600
Accumulated Other Comprehensive Income (Loss)	986	(1,023)						Williston	Branch
									31 Market St	802.878.7900
									Loan Center
Treasury Stock at Cost	(4,183)	(4,179)							31 Market St	802.865.1000

Total Liabilities & Shareholders' Equity	$872,912	$805,337						NEW HAMPSHIRE
Standby letters of credit were $2,308,000 and $2,331,000 at December 31, 2019 and 2018, respectively.								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408
								N. Woodstock	155 Main Street	603.745.2488